Jupiter Wellness Provides Shareholder Update on Multiple

Clinical & Commercial Milestones

JUPITER, FL / ACCESSWIRE / October 8, 2021 / Jupiter Wellness, Inc. (NASDAQ:JUPW), today provided an update on its advancing clinical programs and commercial progress.

Commercial:

Photocil™ to Launch in Q1 2022

Photocil™ (“Phototherapy in a bottle”), a patented topical Over-the-Counter drug for the treatment of psoriasis and vitiligo  is expected to launch in Q1 2022. Photocil was licensed from Applied Biology. The clinical efficacy of Photocil™ in the treatment of psoriasis and vitiligo  has been published in peer-reviewed medical journals. Photocil has been assigned the following NDC numbers by the FDA for each product:

●	82301-001-001 (Atopic Dermatitis)
●	82301-002-001 (Psoriasis)
●	82301-003-001 (Vitiligo)

Clinical:

US FDA Filings for JW-100 as a Treatment of Eczema

Jupiter recently submitted a pre-IND package for JW-100 as a prescription drug for the treatment of mild-to-moderate atopic dermatitis (eczema). The Company anticipates a pre-Investigation New Drug (IND) meeting with the US FDA in Q4 2021. In a prior early study, JW-100 cleared or reduced eczema following 2 weeks of use, suggesting that through its unique mechanism of action it may potentially prove superior to existing prescription drugs for the treatment of eczema.

Phase III Head-to-Head Study of JW-100C in Eczema

A head-to-head Phase III double-blinded, placebo controlled clinical trial designed to evaluate superiority of JW-100 to Eucrisa (an FDA approved topical drug) in adult patients with mild-to-moderate eczema expects first patient enrolled in Q4 2021.

JW-200 Clinical Study in Actinic Keratosis to Complete Enrollment Q1 2022

An investigational clinical study with a protocol similar to an FDA Phase I is enrolling 115 adults diagnosed with actinic keratosis. Enrollment is expected to be completed by the begining of 2022 and data will be used in preparation for an FDA IND filing.

JW-300 Clinical Study in Burns to Complete Enrollment Q4 2021

A double-blinded, placebo controlled investigational study in Europe and Asia with a protocol similar to an FDA Phase I is enrolling 50 patients with newly diagnosed first degree burns. Resulting data will be used in preparation for an FDA IND filing. Enrollment is expected to be completed by the end of 2021.

“Based on our acquisition and development strategy. Jupiter Wellness has short-term product opportunities and an extensive clinical pipeline conducting double-blinded, placebo controlled clinical trials to unequivocally establish efficacy of our novel and proprietary products for both OTC and prescription drugs,” stated Dr Glynn Wilson, Jupiter’s Chief Scientific Officer. “Jupiter Wellness is committed to providing rapid and consistent relief for the majority of people suffering from a number of skin indications, including eczema, psoriasis, and vitiligo. Jupiter Wellness is also committed to developing approaches that measure individual gene expression that can be used to determine the most appropriate patients for treatment and the outcomes of therapies.”

About Jupiter Wellness

Jupiter Wellness, Inc. (NASDAQ:JUPW) is a leading developer of skin care therapeutics and treatments. The Company’s product pipeline of enhanced skin care therapeutics focuses on the endocannabinoid system to address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenue from a growing line of proprietary over-the-counter products including its CaniSun™ sunscreen and other wellness brands sold through www.cbdcaring.com. For additional information, please visit www.jupiterwellness.com. The Company’s public filings can be found at www.Sec.gov.

Safe Harbor Statement

To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info
Phone: 561-244-7100
Email: info@JupiterWellness.com